Executive Officer Agreement

EXHIBIT 10.3

CRIMSON EXPLORATION INC.

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made and entered into as of the Date of Grant set forth below by and between Crimson Exploration Inc., a Delaware corporation (the “Company”), and Participant named below. This Agreement represents a distribution to Participant pursuant to the Company’s Long Term Incentive Performance Plan for the fiscal year ending December 31, 2008. Capitalized terms not defined shall have the meaning ascribed to them in the Company’s 2005 Stock Incentive Plan, as amended and restated effective as of August 15, 2008 (the “Plan”).

Participant:
Social Security Number:	_____ - ___ - ______
Address:

Total Restricted Shares:
Fair Market Value per Share:	$_____
Fair Market Value Aggregate:	$ ___________
Purchase Price/Consideration:	Granted as compensation for services rendered as an employee of the Company.

Date of Grant:	_______________

1.         Grant of Restricted Shares. The Company hereby grants to Participant the total number of unvested restricted shares of Common Stock of the Company set forth above as Total Restricted Shares (the “Shares”), subject to all of the terms and conditions of this Agreement and the Plan. This grant of restricted shares is being issued pursuant to Section 7.1 of the Plan.

2.	Vesting Period.

2.1       Regular Vesting. Provided Participant continues to provide Continuous Service to the Company or any Affiliate, the Shares will vest as follows:

First anniversary of Date of Grant	25%
Second anniversary of Date of Grant	25%
Third anniversary of Date of Grant	25%
Fourth anniversary of Date of Grant	25%

When issued, the certificates evidencing the Shares will be held by the Company until the applicable tranche of Shares is fully vested, at which time a certificate representing such vested Shares will be released to Participant. Such Certificate shall be delivered to Participant not later

Executive Officer Agreement

than the date that is 2½ months after the end of Participant’s taxable year in which the applicable tranche of Shares has vested.

2.2       Change of Control. In the event of a Change of Control (as such term is defined in an employment agreement between Participant and the Company, the terms of which have been approved by the Administrator, or, otherwise, by the Plan), vesting shall be accelerated and the Shares shall become immediately vested with respect to one hundred percent (100%) of the Shares without regard to Participant’s number of years of Continuous Service.

2.3       Termination for Cause or Participant’s Voluntary Resignation. Unless otherwise provided in an employment agreement between Participant and the Company, the terms of which have been approved by the Administrator, if Participant’s Continuous Service is terminated by the Company for Cause or by Participant’s voluntary resignation, the Company may exercise its Right of Repurchase or otherwise reacquire, or Participant shall forfeit unvested shares, and any or all of the Shares which have not vested as of the date of termination shall be forfeited and Participant shall have no further rights with respect to such Shares.

2.4       Termination without Cause. In the event Participant’s Continuous Service is terminated by the Company without Cause, vesting shall be accelerated and the Shares shall become immediately vested with respect to one hundred percent (100%) of the Shares without regard to Participant’s number of years of Continuous Service.

2.5       Death or Disability. Unless otherwise provided in an employment agreement between Participant and the Company, the terms of which have been approved by the Administrator, in the event Participant’s Continuous Service is terminated on account of death or Disability, for purposes of determining vesting under Section_2.1, Participant shall be deemed to continue Continuous Service through the date that is the anniversary of the Date of Grant coincident with or next following the date of such termination.

3.         Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

4.	General.

4.1       Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Participant.

4.2       Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan and any employment agreement between Participant and the Company, the terms of which have been approved by the Administrator, constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of

Executive Officer Agreement

this Agreement, the Plan and such employment agreement, if any, the Plan shall govern and control.

4.3       Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two (2) business days after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile.

4.4       Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein or in the Plan, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

4.5       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

5.         Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the award of the Shares subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon disposition of the Shares and that Participant should consult a tax advisor prior to such disposition.

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Executive Officer Agreement

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement, effective as of the Date of Grant.

CRIMSON EXPLORATION INC.

By:
Name: Title:	_____________________________________ _____________________________________

PARTICIPANT

(Signature)